EXHIBIT 99.1

DS Healthcare Group Files Annual Report and
Regains Compliance with Nasdaq Continued Listing Standards Following Notice from Nasdaq

POMPANO BEACH, FL – April 24, 2013 – DS Healthcare Group, Inc. (NASDAQ: DSKX), a leading developer of hair care, facial care and other personal care products, announced today that on April 18, 2013, it received a notice from NASDAQ indicating that the company was not in compliance with one of NASDAQ's continued listing standards due to the delinquent filing of its annual report on Form 10-K for the year ended December 31, 2012 as set forth in NASDAQ Listing Rule 5250(c)(i). Upon filing of its annual report on April 24, 2013, the company regained compliance with NASDAQ continued listing standards.

Total net revenues increased $1,551,562, or 16%, from $9,672,861 for the year ended December 31, 2011 to $11,224,424 for the year ended December 31, 2012. Such expansion also resulted in an increase in operating expenses. While the company’s net loss increased to a $3,623,110 net loss for the year ended December 31, 2012, the company anticipates recognizing revenues of approximately $2,000,000 of product orders during December 2012 that it was unable to fulfill prior to December 31, 2012. These product orders were subsequently shipped during the three months ended March 31, 2013.

The company’s chief executive officer, Daniel Khesin, stated, “2012 was a tremendous year for DS Healthcare. We launched new products, expanded into new markets, while increasing our presence in existing ones, commenced quotation on NASDAQ and completed our first acquisition. Our continued growth and expansion, while resulting in an increased net loss for the year, marked another record year of revenues. While our operational expenses increased, we believe such expenses have expedited our continued growth and expansion and we look forward to continued growth in 2013.”

DS Healthcare Group, Inc. (formerly Divine Skin, Inc.)(d/b/a DS Laboratories) and Subsidiaries

Consolidated Balance Sheets

	December 31,	December 31,
	2012	2011
ASSETS

Current Assets
Cash	$412,488	$1,284,343
Accounts receivable, net	2,125,641	1,888,453
Inventory	3,453,950	2,174,784
Prepaid expenses and other current assets	159,164	57,940

Total Current Assets	6,151,243	5,405,520

Furniture and Equipment, net	293,720	53,017
Advances to affiliates	17,973	—
Intangible assets, net	1,674,852	630,317
Other assets	86,888	15,138

TOTAL ASSETS	$8,224,676	$6,103,992

LIABILITIES AND EQUITY

Current Liabilities
Accounts payable and accrued expenses	$3,032,422	$1,021,313
Credit facility	448,658	—
Other current liabilities	580,407	77,433

Total Current Liabilities	4,061,487	1,098,746

Long Term Debt	45,177	—

TOTAL LIABILITIES	4,106,664	1,098,746

COMMITMENTS AND CONTINGENCIES

Equity
Preferred stock, $0.001 par value, 30 million shares authorized: 5,500,000 and 10,000,000 shares issued and outstanding at December 31, 2012 and December 31, 2011, respectively	5,500	10,000
Common stock, $0.001 par value, 300 million shares authorized: 12,119,705 and 10,502,961 shares issued and outstanding at December 31, 2012 and December 31, 2011, respectively	12,120	10,503
Additional paid-in-capital	9,244,748	6,606,668
Stock subscription	(30,000)	(100,000)
Accumulated deficit	(5,097,990)	(1,506,893)

Total Shareholders' Equity	4,134,378	5,020,278
Non-Controlling Interest	(16,366)	(15,032)

Total Equity	4,118,012	5,005,246

TOTAL LIABILITIES AND EQUITY	$8,224,676	$6,103,992

DS Healthcare Group, Inc. (formerly Divine Skin, Inc.)(d/b/a DS Laboratories) and Subsidiaries

Consolidated Statements of Operations

	For the Years Ended
	December 31,
	2012	2011

Revenue:
Product sales	$12,170,198	$10,368,735
Less allowances	(945,774)	(695,874)

Net revenue	11,224,424	9,672,861

Cost of Goods Sold	6,749,657	4,751,961

Gross Profit	4,474,767	4,920,900

Operating Costs and Expenses:
Selling and marketing
Commissions and consulting	1,818,937	1,392,609
Other selling and marketing expenses	2,017,603	1,463,873
	3,836,540	2,856,482
General and administrative
Salary and personnel costs	1,662,481	1,203,950
Professional fees and consulting costs	1,385,348	1,070,739
Other general and administrative expenses	1,201,641	783,299
	4,249,470	3,057,988

Total operating costs and expenses	8,086,010	5,914,470

Operating Loss	(3,611,243)	(993,570)

Other Income (Expense)
Interest income	2,172	454
Interest expense	(50,305)	—
Other	36,266	12,224

Total other income (expense)	(11,867)	12,678

Loss Before Taxes	(3,623,110)	(980,892)

Income Tax	—	—

Net Loss	(3,623,110)	(980,892)

Net Loss Attributable to Non-Controlling Interest	16,366	2,292

Net Loss Attributable to Shareholders	$(3,606,744)	$(978,600)

Basic and Diluted Earnings per Share:
Weighted average shares	11,106,145	10,061,123
Loss per share	$(0.33)	$(0.10)

DS Healthcare Group, Inc. (formerly Divine Skin, Inc.)(d/b/a DS Laboratories) and Subsidiaries

Consolidated Statements of Cash Flows

	For the Years Ended
	December 31,
	2012	2011

Cash Flows from Operating Activities:
Net Loss	$(3,623,110)	$(980,892)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	293,023	200,722
Bad debts	94,534	41,032
Inventory obsolescence	500,000	112,652
Stock issued for services	704,448	116,847
Warrants issued for financial services	4,070	134,244
Warrants vested for other services	128,000	192,000
Changes in operating assets and liabilities:
Accounts receivable	48,800	(1,304,182)
Inventory	(1,619,788)	(993,105)
Prepaid expenses and other current assets	(130,961)	(5,644)
Accounts payable and accrued expenses	1,347,237	417,003
Other current liabilities	443,574	56,270
Net cash used in operating activities	(1,810,173)	(2,013,053)

Cash Flows from Investing Activities:
Purchase of furniture and equipment	(160,753)	(50,945)
Purchase of injection molds	(38,426)	—
Disposal of Brazil Joint Venture	4,678	—
Purchase of brand rights	(143,847)	—
Purchase of Mexican distributor	297,452	—
Security deposits	(36,144)	2,305
Net cash used in investing activities	(77,040)	(48,640)

Cash Flows from Financing Activities:
Net proceeds of credit facility	448,658	—
Net proceeds of notes payable	53,900	—
Proceeds from sale of stock to others	—	2,069,500
Less Issuance costs	—	(459,769)
Proceeds from sale of stock under securities purchase agreement	732,000	1,730,000
Less Issuance costs	(146,400)	(140,100)
Stock returned and cancelled	(72,800)	—
Net cash provided by financing activities	1,015,358	3,199,631

(Decrease) Increase in cash	(871,855)	1,137,938
Cash, Beginning of Period	1,284,343	146,405

Cash, End of Period	$412,488	$1,284,343

Supplemental Information:
Cash paid for interest	$42,160	$—
Cash paid for taxes	$—	$—

Non-Cash Items:
Acquisition of Mexican distributor	$1,303,000	$—

About DS Healthcare Group

DS Healthcare Group, Inc. is a leading developer of hair care, facial care and other personal care products. It markets through online and specialty retailers, distributors, cosmetics wholesalers and salons. Its brands include DS Laboratories (www.DSLaboratories.com), Sigma Skin (www.SigmaSkin.com), Polaris Research Laboratories (www.PolarisReserachLabs.com) and Pure Guild (www.ThePureGuild.com).

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this document and elsewhere by DS Healthcare Group are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, the business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the Company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of the company or industry results, to differ materially from those expressed, or implied by the forward-looking statements. DS Healthcare Group undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results, performance or achievements could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those set forth in DS Healthcare Group's filings with the Securities and Exchange Commission.